Exhibit 99.1

BRENT M. FINCH, ESQ., S.B. #202866

BFINCH@BRENTFINCHLAW.COM

FINCHLAW, A Professional Law Corporation

4590 E. Thousand Oaks Boulevard, Suite 100

Westlake Village, California 91362

Tel: (818) 436-6411

Attorneys for Third Party Shareholder

ROBERT SCHNEIDERMAN

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

CENTRAL DISTRICT

IRONRIDGE GLOBAL IV, LTD.,	Case No. BC524230

Plaintiff,	Assigned for All Purposes to Dept. 58

v.	AFFIDAVIT OF ROBERT
SCHNEIDERMAN IN SUPPORT OF
SCRIPSAMERICA, INC.,	APPLICATION TO MODIFY PRIOR
ORDER AS TO THIRD PARTY
Defendant	SHAREHOLDER ROBERT
SCHNEIDERMAN

Date: June 6, 2016
Time: 8:30 a.m.
Dept: 58

Action Filed: October 11, 2013
Trial Date: None Set

AFFIDAVIT OF ROBERT SCHNEIDERMAN

AFFIDAVIT OF ROBERT SCHNEIDERMAN

I, Robert Schneiderman, being duly sworn, depose and state as follows:

1.     I was the President and Chief Executive Officer of ScripsAmerica, Inc. ("SCRC"), a Delaware corporation, until June 30, 2015. Unless otherwise indicated, I have personal knowledge of the facts set forth herein as of June 30, 2015 and if called to testify as a witness, could and would testify truthfully and competently thereto.

2.     All of the statements made in the Declaration of Robert Schneiderman in Support of Joint Ex Parte Application for Order Approving Stipulation for Settlement of Claims filed November 8, 2013 are true and correct.

3.     SCRC's stock is traded on the on the OTC Pink Sheets under the ticker symbol "SCRC." There has not always been an efficient market for SCRC's stock, and trading has fluctuated significantly in price, volume and liquidity over the past three years. SCRC's stock was in steep decline in the Fall of 2013, having dropped more than 80% in less than four months, from a high of $0.97 per share on July 11, 2013, to $0.18 per share on November 7, 2013. On November 8, 2013, SCRC entered into a Stipulation for Settlement of Claims ("Stipulation") with Ironridge Global IV, Ltd. ("Ironridge"), a British Virgin Islands company, which was approved by the California Superior Court. To the best of my knowledge the prior decline in SCRC's stock would not have been caused by Ironridge, because it did not have any shares to sell during this period.

4.     To the best of my knowledge, prior to June 30, 2015, Ironridge has at all times fully and completely complied with all of its obligations under the Stipulation and the Court Order. I have no knowledge at all as to whether Ironridge complied with the Stipulation and Order after June 30, 2015. I have no knowledge that anyone at Ironridge ever engaged in any improper or manipulative conduct with regard to SCRC or its stock, or that Ironridge ever sold stock in a manner that hurt the company or its stock price. To the best of my knowledge, Ironridge sold in a manner that was in full compliance with the terms of the parties' agreement and the Court's order, and that impacted the stock as little as possible. I have no knowledge that Ironridge ever acted in any way inconsistent with its ethical responsibilities under the agreement.

5.     Although SCRC had delivered shares earlier, I was advised by Ironridge that it waited until December 3, 2013 before beginning to sell any shares, and I have no personal knowledge to the contrary. This delay provided the opportunity for the exchange to be a catalyst to positive results, improved company performance, and higher stock price. The market reacted well to the Stipulation, and the stock price increased to $0.23 on November 11, 2013. The price then gradually began to decline again, even though I have no reason to believe Ironridge sold any shares prior to December 3. Over time the stock price continued to decline, but at a significantly slower rate than before the Stipulation. I have no factual reason to believe that any decline was caused by Ironridge.

6.     Although it was ordered to do so, as of the time of my resignation SCRC had not issued any additional shares to Ironridge since February 27, 2014. Thereafter, based on SCRC's annual report on Form 10-K for the year ended December 31, 2014, Ironridge was issued an additional 1,646,550 shares. During this time, SCRC's stock price had dropped approximately 70%, from $0.12 per share on May 6, 2014, to $0.038 per share on February 8, 2016. I have no knowledge that this decline would have been caused by lronridge.

7.     Since entering into the Stipulation, SCRC issued more shares to others than to Ironridge. SCRC issued a total of 11,953,558 common shares to Ironridge, but since November 8, 2013 had issued 50,553,766 shares to third parties, pursuant to financing agreements, consulting agreements, and for the liquidation of liabilities of SCRC. Accordingly, there has been a dramatically greater dilutive effect from issuing shares to third parties than to Ironridge. In addition, the majority of the increase in outstanding shares was due to the fact that the share price declined much more than expected, resulting in many more shares being owed than anticipated at the time the Stipulation was entered into. I have no knowledge that this was caused by Ironridge.

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8.      SCRC has declined in part because of its extremely poor financial performance. The company has not reported any financial results for Q2, Q3 and Q4 2015 or Q1 2016. On January 29, 2016, SCRC filed its annual report on Form 10-K for the year ended December 31, 2014. The company had losses of $4.7 million for calendar 2014, with accumulated losses since formation of$18.4 million. SCRC spent $31.4 million on operating expenses, nearly ten times cost of goods sold. Liabilities increased by $3.8 million in 2014 and year-end liabilities exceeded assets by over 120%. As of the end of 2014 the company had accounts payable and debt totaling over $5.9 million, which exceeds the total market capitalization of the company. SCRC's auditors expressed substantial doubt about the entity's ability to continue as a going concern. In addition, SCRC had incurred millions of dollars of convertible debt with toxic investor hedge funds, consultants and insiders, many of which converted into equity at substantial discounts, which may have caused the stock price to drop.

9.     I have no personal knowledge that the Stipulation or subsequent resales by Ironridge had any significant negative impact on SCRC's stock price.

10.      The Stipulation had minimum dilutive effect to other SCRC stockholders, and was highly accretive, because the company was able to settle approximately $700,000 in debt which it could not afford to pay, in exchange for common equity. SCRC did not pay any fees or any money of any kind to Ironridge, but instead only delivered it shares of common stock pursuant to the court-approved formula.

11.      SCRC was not solicited by Ironridge or its representatives. Ironridge did not contact SCRC. SCRC did not review or respond to any promotion of Ironridge or any financing model, on any website, in any publication, or elsewhere. Rather, SCRC initiated contact with Ironridge via a third party consultant that had been engaged by SCRC to determine whether Ironridge would agree to purchase SCRC's outstanding debts and exchange them for stock.

12.     Ironridge and its representatives did not provide any legal advice regarding acceptance of the Stipulation and contemplated exchange in reliance on section 3(a) (10) ofthe Securities Act. Further, Ironridge and its representatives never provided SCRC with any legal advice, financial advice, investment advice, or other advice of any kind. In making a determination whether to enter into the Stipulation, SCRC relied entirely on the advice of its own independent attorneys and financial advisors.

13.     Ironridge and its representatives did not advise or assist SCRC in identifying creditor claims for a possible purchase by Ironridge. Ironridge purchased the bona fide outstanding claims of third party creditors in the amounts stated in the Receivable Purchase Agreements. Ironridge paid the creditors in full.

14.      At the time of my resignation, SCRC had delivered 10.3 million shares of its Common Stock to Ironridge under the Stipulation, which Ironridge sold into the public markets. Subsequently, SCRC's 2014 10-K filing indicates the issuance of an additional 1,646,550 shares. The Stipulation and the court order approving it remain in full force and effect, and I have no knowledge of any factual basis to contest, revoke, challenge or modify them without consent from the other party and approval from the Superior Court of the State of California, other than my filing seeking relief from the injunction on transfers of my SCRC stock.

15.     The Stipulation contains a pricing formula designed to protect Ironridge from pricing fluctuations. Due to a number of factors completely unrelated to Ironridge, the price of SCRC's common stock has declined, resulting in greater shares due to Ironridge under the Stipulation. Pursuant to the Court's October 19, 2015 order, SCRC owes 87,031.631 million additional shares to Ironridge.

16.     The board of directors of SCRC approved the Stipulation as fair and reasonable, and in the best interests of the company and its stockholders. I have no factual basis to contend this is not the case. As of the date of my resignation on June 30, 2015, Ironridge had not received its full anticipated benefit under the Stipulation.

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17.      I understand that the Court will rely on all of my statements above in making its determinations.

I declare under the penalty of perjury pursuant to the laws of the United States and the Commonwealth of Pennsylvania that the foregoing is true and correct.

Further affiant sayeth not.

DATED: June 2, 2016	/s/ Robert Schneiderman
Robert Schneiderman

STATE OF PENNSYLVANIA	)
)
COUNTY OF BUCKS	)

Subscribed and sworn to before me on this 2 day of June 2016, by Robert Schneiderman, proved to me on the basis of satisfactory evidence to be the personswho appeared before me.

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